Exhibit 16
                             POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of INVESTMENT SERIES FUNDS, INC. and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE



/s/John F. Donahue            Chairman and Director         December 6, 1996
John F. Donahue                (Chief Executive Officer)

/s/J. Christopher Donahue     President and Director        December 6, 1996
J. Christopher Donahue



/s/John W. McGonigle          Treasurer, Executive           December 6, 1996
John W. McGonigle             Vice President and Secretary
                              Principal Financial and
                              Accounting Officer)



/s/Thomas G. Bigley           Director           December 6, 1996
Thomas G. Bigley



/s/John T. Conroy, Jr.        Director           December 6, 1996
John T. Conroy, Jr.


/s/William J. Copeland        Director           December 6, 1996
William J. Copeland



/s/James E. Dowd              Director           December 6, 1996
James E. Dowd



/s/Lawrence D. Ellis, M.D.    Director           December 6, 1996
Lawrence D. Ellis, M.D.



/s/Edward L. Flaherty, Jr.    Director           December 6, 1996
Edward L. Flaherty, Jr.



/s/Peter E. Madden            Director           December 6, 1996
Peter E. Madden



/s/Gregor F. Meyer            Director           December 6, 1996
Gregor F. Meyer



/s/John E. Murray, Jr.        Director           December 6, 1996
John E. Murray, Jr.



/s/Wesley W. Posvar           Director           December 6, 1996
Wesley W. Posvar

/s/Marjorie P. Smuts          Director           December 6, 1996
Marjorie P. Smuts




Sworn to and subscribed before me this 6th day of December, 1996




/s/Marie M. Hamm
Marie M. Hamm

Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Alleghny County
My Commission Expires Oct. 9, 2000